As filed with the Securities and Exchange Commission on January 13, 2006
No. 333-131018

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIAD FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California	6199	33-0356705
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7711 Center Avenue, Suite 100
Huntington Beach, California 92647
Telephone: (714) 373-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy M. O’Connor
General Counsel
7711 Center Avenue, Suite 100
Huntington Beach, California 92647
Telephone: (714) 373-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Copies to:
Dennis M. Myers, P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000
       Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
       The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1 to the Form S-1 Registration Statement (333-131018) of Triad Financial Corporation is being filed solely to include Exhibit 23.1 to the Registration Statement to correct the date of such consent. Accordingly, Part I, the prospectus, has been omitted from this filing.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.     Other Expenses of Issuance and Distribution.
       Set forth below is an estimate (except in the case of the Securities and Exchange Commission registration fee) of the amount of fees and expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee	$0
Printing expenses	50,000
Accounting fees and expenses	25,000
Legal fees and expenses	30,000
Miscellaneous fees and expenses	5,000

Total	$110,000

Item 14.     Indemnification of Directors and Officers.
       Indemnification. Under the laws which govern the organization of the Company, the Company has the power and in some instances may be required to provide to an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.
       Article IV of the Second Amended and Restated Articles of Incorporation and Section 7 of Article V of the Third Amended and Restated By-Laws of the Company provide that all officers and directors of the Company shall be indemnified by the Company to the fullest extent permissible under the California Corporations Code from and against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person’s status as an agent of the Company.
       The Company has purchased and maintains insurance on behalf of its agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents’ status as an officer or director.
Item 15.     Recent Sales of Unregistered Securities.
       None.
Item 16.     Exhibits and Financial Statement Schedules.
       (a) The attached Exhibit Index is incorporated herein by reference.
       (b) No financial statement schedules are required to be filed herewith pursuant to this Item.
Item 17.     Undertakings.
       1. The undersigned hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
       2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
       3. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.
       4. For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       5. The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, TRIAD FINANCIAL CORPORATION has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California, on January 13, 2006.

TRIAD FINANCIAL CORPORATION

By:	/s/ Mike L. Wilhelms

Mike L. Wilhelms
Senior Vice President and Chief Financial Officer
       Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Capacity	Date

* Carl B. Webb		President, Chief Executive Officer and Director (principal executive officer)	January 13, 2006

* Mike L. Wilhelms		Senior Vice President and Chief Financial Officer (principal financial officer)	January 13, 2006

* Peter C. Aberg		Director	January 13, 2006

* Donald J. Edwards		Director	January 13, 2006

* Gerald J. Ford		Director	January 13, 2006

* Stuart A. Katz		Director	January 13, 2006

* J. Randy Staff		Director	January 13, 2006

* Lance N. West		Director	January 13, 2006

* Jeffrey O. Butcher		Corporate Controller (principal accounting officer)	January 13, 2006

*By:	/s/ Mike L. Wilhelms Mike L. Wilhelms Attorney-in-fact

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION

1.1	Purchase Agreement, dated as of April 27, 2005, among Triad Acquisition Corp. and Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several Purchasers named therein, with respect to 11.125% Senior Notes due 2013 (incorporated herein by reference to Exhibit 1.1 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
2.1	Stock Purchase Agreement, dated as of December 23, 2004, among Triad Holdings Inc., Triad Acquisition Corp. and Fairlane Credit LLC (incorporated herein by reference to Exhibit 2.1 to the Registration Statement on Form S-4/A of Triad Financial Corporation, filed on November 15, 2005 (File No. 333-126538)).
3.1	Second Amended and Restated Articles of Incorporation of Triad Financial Corporation (incorporated herein by reference to the Company’s Registration Statement on Form S-3, filed on June 10, 2002 (File No. 333-90130)).
3.2	Third Amended and Restated Bylaws of Triad Financial Corporation (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
4.1	Indenture, dated as of April 29, 2005, among Triad Acquisition Corp. and JPMorgan Chase Bank, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
4.2	Supplemental Indenture, dated as of April 29, 2005, among Triad Financial Corporation and JPMorgan Chase Bank, N.A., as Trustee (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
4.3	Exchange and Registration Rights Agreement, dated as of April 29, 2005, among Triad Acquisition Corp. and Goldman, Sachs & Co., and Citigroup Global Markets Inc., as representatives of the several Purchasers (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
4.4	Form of Senior Note (attached as exhibit to Exhibit 4.1).
5.1	Opinion of Kirkland & Ellis LLP regarding the legality of the securities offered hereby.
5.2	Opinion of Counsel of Triad Financial Corporation.
10.1	Employment Agreement, dated as of April 29, 2005, between the Company and James M. Landy (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).*
10.2	Management Agreement, dated as of April 29, 2005, among the Company, Triad Holdings, LLC, Triad Holdings Inc. and Hunter’s Glen/Ford Ltd (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
10.3	Warehouse Lending Agreement, dated as of April 29, 2005, among the Company, Triad Financial Warehouse Special Purpose LLC, Triad Automobile Receivables Warehouse Trust, JPMorgan Chase Bank, as Collection Account Bank and Citigroup Global Markets Realty Corp., as lender (incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).

EXHIBIT
NO.	DESCRIPTION

10.4	Warehouse Lending Agreement, dated as of April 29, 2005, among the Company, Triad Financial Warehouse Special Purpose LLC, Triad Automobile Receivables Warehouse Trust, JPMorgan Chase Bank, as Collection Account Bank and Goldman Sachs Mortgage Company, as lender (incorporated herein by reference to Exhibit 10.4 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
10.5	Master Residual Loan Agreement, dated as of April 29, 2005, among Triad Financial Residual Special Purpose LLC, JPMorgan Chase Bank, N.A., as Collection Account Bank and Citigroup Global Markets Realty Corp (incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
10.6	Master Residual Loan Agreement, dated as of April 29, 2005, among Triad Financial Residual Special Purpose LLC, JPMorgan Chase Bank, N.A., as Collection Account Bank and Goldman Sachs Mortgage Company (incorporated herein by reference to Exhibit 10.6 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
10.7	Registration Rights Agreement dated as of April 29, 2005 among Triad Holdings Inc. and certain holders of common stock (incorporated herein by reference to Exhibit 10.7 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
10.8	Stockholders Agreement, dated as of April 29, 2005, among Triad Holdings Inc., Triad Holdings, LLC and James M. Landy (incorporated herein by reference to Exhibit 10.8 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
10.9	Limited Liability Company Agreement of Triad Holdings, LLC (incorporated herein by reference to Exhibit 10.9 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
10.10	HFI Loan and Security Agreement, dated as of April 29, 2005, between the Company and Ford Motor Credit Company (incorporated herein by reference to Exhibit 10.10 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
10.11	Carl B. Webb Compensation Arrangement (incorporated herein by reference to Exhibit 10.11 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).*
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Registration Statement on Form S-4/A of Triad Financial Corporation, filed on November 15, 2005 (File No. 333-126538)).
21.1	Subsidiaries of the Company (incorporated herein by reference to Exhibit 21.1 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).
23.1	Consent of PricewaterhouseCoopers LLP.**
23.2	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1).
23.3	Consent of Counsel of Triad Financial Corporation (Included in Exhibit 5.2).
24.1	Power of Attorney (Included in Part II to the Registration Statement).
25.1	State of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A. (incorporated herein by reference to Exhibit 25.1 to the Registration Statement on Form S-4 of Triad Financial Corporation, filed on July 12, 2005 (File No. 333-126538)).

*	Management contract or compensatory plan or arrangement.

**	Filed herewith